Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-152590 and 333-184954) and Form S-8 (Nos. 33-71094, 33-77770, 333-73139, 333-35666, 333-35672, 333-35648, 333-105919, 333-135700, 333-36897, 33-78026, 333-59130, 333-105920 and 333-182779) of Roper Industries, Inc. of our report  dated February 25, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP
Tampa, Florida
February 25, 2013